                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                                 T-NETIX, INC.
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                (Name of Registrant as Specified in its Charter)

                                       --
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:


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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                                 T-NETIX, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 10, 1998
                                   10:00 A.M.

To our Shareholders:

     Notice is hereby given that pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders of T-NETIX, Inc. (the "Company") will be held at the Company's Headquarters at 67 Inverness Drive East, Suite 100, Englewood, Colorado, on Thursday, December 10, 1998, at 10:00 a.m., local time, for the following purposes:

          (1) To elect three (3) directors to hold office for a three-year term expiring at the year 2001 Annual Meeting of Shareholders or until his successor shall be elected and qualified;

          (2) To ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ended July 31, 1999; and

          (3) To consider such other business as may be properly presented at the meeting.

     The name of the Board of Directors' nominee to be a director of the Company is set forth in the accompanying Proxy Statement and is incorporated herein by reference.

     Only shareholders of record at the close of business on November 2, 1998, will be entitled to vote at the meeting. To be sure that your shares are represented at the meeting, you are urged to vote, sign, date and promptly return the enclosed Proxy in the envelope provided. You may revoke your Proxy at any time prior to the time it is voted.

     The Annual Meeting of Shareholders is to be held at a location that is accessible to participants with disabilities. Auxiliary aids will be provided upon timely request of the Company.

                                            By Order of the Board of Directors

                                            John Giannaula
                                            Corporate Secretary

November 10, 1998
Englewood, Colorado

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

                                PROXY STATEMENT
                                    FOR THE

                       ANNUAL MEETING OF SHAREHOLDERS OF
                                 T-NETIX, INC.
                            67 INVERNESS DRIVE EAST
                           ENGLEWOOD, COLORADO 80112

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by management under the direction of the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held December 10, 1998, and at any postponement or adjournment thereof. Only shareholders of record as of November 2, 1998, will be entitled to notice of, and to vote at, the Annual Meeting. The holders of a majority of the Company's outstanding shares of Common Stock, present in person or by Proxy, are required for a quorum at the meeting. The Company had 8,550,632 shares of Common Stock outstanding at the close of business on November 2, 1998. This Proxy Statement and enclosed Proxy were first mailed to the Company's shareholders on or about November 10, 1998.

     Each share has one vote on each matter voted on at the meeting. Cumulative voting is not permitted. If a quorum is present at the meeting, the simple majority vote of shares voting is required for election of the three directors and ratification of the Company's accountants. Assuming a quorum is present, abstaining votes and broker non-votes will not be counted for or against the proposed matters.

     The cost of soliciting Proxies will be borne by the Company. In addition to use of the mails, Proxies may be solicited personally or by telephone or telegraph by directors and officers who will not be specially compensated for such solicitation. The Company has engaged Corporate Stock Transfer, the Company's transfer agent, to solicit Proxies for shares held in the name of brokers and nominees. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for the reasonable expenses of doing so. The Company's transfer books will remain open between the record date and meeting date.

     Your Proxy is important in helping to achieve good representation at the meeting. Any shareholder giving a Proxy has the right to revoke it at any time before it is exercised; therefore, execution of the Proxy will not in any way affect the shareholder's right to attend the meeting in person. Revocation may be made prior to the meeting by written revocation or duly executed Proxy bearing a later date sent to the Company, Attention: John Giannaula, Corporate Secretary, 67 Inverness Drive East, Suite 100, Englewood, Colorado 80112; or a Proxy may be revoked personally at the Annual Meeting by written notice to the Secretary prior to the voting of the Proxy.

     In the absence of specific instructions to the contrary, shares represented by properly executed Proxies received by management, including unmarked Proxies, will be voted to elect to the Board the nominees listed herein, and to ratify the selection of KPMG Peat Marwick LLP as the Company's accountants for the fiscal year ended July 31, 1999.

                             PRINCIPAL SHAREHOLDERS

     As of November 2, 1998, there were 8,550,632 shares of the Company's Common Stock outstanding held of record by 154 shareholders. Only shareholders of record as of November 2, 1998, shall be entitled to vote at the Annual Meeting and each share is entitled to one vote.

     The following table sets forth information with respect to the beneficial ownership of Common Stock as of November 2, 1998, by (i) each person known by the Company to own beneficially more than 5 percent of the outstanding Common Stock, (ii) each current director of the Company, and (iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the Common Stock owned by them.

                                                              AMOUNT AND
                                                              NATURE OF     PERCENT OF
NAME AND ADDRESS                                              BENEFICIAL   OUTSTANDING
OF BENEFICIAL OWNER                                           OWNERSHIP    COMMON STOCK
-------------------                                           ----------   ------------
Ingalls and Snyder, LLC.....................................    503,625         5.6%
61 Broadway
New York, N.Y. 10006
Daniel M. Carney............................................  1,915,140(1)     18.3%
Tallgrass Executive Park
Building 1900
8100 East 22nd Street North
Wichita, KS 67226
Robert A. Geist.............................................    310,000(2)      3.5%
Thomas J. Huzjak............................................    269,605(3)      3.1%
Alvyn A. Schopp.............................................    220,109(4)      2.5%
Martin T. Hart..............................................     35,000(5)    *
James L. Mann...............................................     16,900(6)    *
All directors and executive officers as a group (7
  persons)..................................................  2,821,954(7)     24.8%

---------------

 *  Less than 1 percent.

(1) Includes (i) 115,000 shares owned by Communication Vending Corporation of Arizona, of which Mr. Carney has a 30% beneficial interest; and (ii) 20,000 shares issuable pursuant to options exercisable within 60 days of November 2, 1998.

(2) Includes (i) 290,000 shares are held by Starwood Investments L.P., a company owned and controlled by Mr. Geist; and (ii) 20,000 shares issuable pursuant to options exercisable within 60 days of November 2, 1998.

(3) Includes 234,260 shares issuable pursuant to options exercisable within 60 days of November 2, 1998.

(4) Includes 187,250 shares issuable pursuant to options exercisable within 60 days of November 2, 1998.

(5) Includes 5,000 shares issuable pursuant to options exercisable within 60 days of November 2, 1998.

(6) Includes 15,000 shares issuable pursuant to options exercisable within 60 days of November 2, 1998.

(7) Includes 536,510 shares issuable pursuant to options exercisable within 60 days of November 2, 1998.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

     The Company's Articles of Incorporation provide that the Board of Directors shall be divided into three classes. Each class of directors consists of one, two or three directors who are currently serving staggered three-year terms with one class being elected each year. The Class I directors are Mr. Mann, Mr. Carney and Mr. Geist, the Class II directors are Mr. Huzjak and Mr. Hart and the Class III director is Mr. Schopp. The Class I directors will be elected at this Annual Meeting to serve until the year 2001 Annual Meeting and until their successors are duly elected and qualified. Class II and Class III directors will continue in office for terms expiring at the 1999 and 2000 Annual Meetings, respectively.

     The Proxies will be voted, unless authority to do so is withheld, in favor of the three (3) nominees recommended by the Board: James L. Mann, Daniel M. Carney, and Robert A. Geist. The nominees are currently members of the Board of Directors of the Company. Management recommends voting in favor of the nominees.

     Following is a list of the current directors and executive officers of the Company, including age (as of November 2, 1998), current positions held with the Company and terms of office.

                                                                                                     TERM
                                                                                         DIRECTOR     TO
NAME                            AGE                       POSITION                        SINCE     EXPIRE
----                            ---                       --------                       --------   ------
Thomas J. Huzjak..............  49    Chief Executive Officer and Chairman of the         1991      1999
                                        Board
Alvyn A. Schopp...............  40    Executive Vice President, Chief Financial           1993      2000
                                        Officer and Director
John Giannaula................  37    Vice President of Finance and Secretary              N/A       N/A
James L. Mann*(1)(2)..........  64    Director                                            1995      1998
Daniel M. Carney*(2)..........  67    Director                                            1991      1998
Robert A. Geist *(1)(2).......  58    Director                                            1994      1998
Martin T. Hart(1).............  62    Director                                            1997      1999

---------------

 *  Nominee

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Mr. Huzjak has served as Chief Executive Officer and Chairman of the Board since August 1994 and as President and Chief Operating Officer of the Company from December 1991 to August 1994. From May 1991 to December 1991, he was Vice President and General Counsel for the Company. Prior to joining the Company, Mr. Huzjak owned a private law practice specializing in telecommunications issues from 1988 until 1991 and prior thereto he held various executive positions with AT&T, most recently as Division and Branch Manager with AT&T Information Systems. Prior to that, he held positions at Pacific Telephone, U S WEST and Ohio Bell.

     Mr. Schopp has served as Chief Financial Officer, Treasurer and a director of the Company since 1993. He was named Executive Vice President in August 1994. In April, 1997, he was named President of the Inmate Calling Services Division. Prior to joining the Company, he spent 13 years as an accountant with KPMG Peat Marwick.

     Mr. Giannaula has served as Vice President -- Finance of the Company since June 1994 and as Secretary since July 1994. Prior to joining the Company, he spent 10 years as an accountant with KPMG Peat Marwick. He is a Certified Public Accountant in the State of Colorado.

     Mr. Mann became a director of the Company in September 1995. Since 1986, Mr. Mann has been the Chairman and Chief Executive Officer of SunGard Data Systems, Inc., a provider of proprietary application software systems and processing services for investment support activities and a provider of computer disaster recovery services. From 1983 to 1986 he was SunGard's President and Chief Operating Officer. From 1981 to 1983 he was President of Bradford National Corporation, a computer services and software concern.

     Mr. Carney has served as a director of the Company since 1991. Since 1977, Mr. Carney has been a private investor. He co-founded Pizza Hut, Inc. in 1958 and served as Chairman of the Board until 1975 and as a director through 1977 when Pizza Hut was acquired by PepsiCo, Inc.

     Mr. Geist has served as a director of the Company since August 1994. Since 1979, he has been Chairman of the Board and Chief Executive Officer of Rage Administrative & Marketing Services, Inc., a management company for Pizza Hut franchises. Since 1991, he has been a director of Beauty Warehouse, Inc. (a franchisor of beauty salons and professional beauty products).

     Mr. Hart has served as a director of the Company since 1997. Mr. Hart is a Denver-based businessman and investor. Mr. Hart serves as a director of P.J. America, a food service company, Pacific National Financial Group Bank, a bank holding company, MassMutual Corporate Investors, an investment company, Mass-

Mutual Participation Investors, an investment company, Optical Securities Corporation, a manufacturer of security systems, Ardent Software, Inc., a data management company, and Shuler Homes, Inc., a real estate development company.

     The officers of the Company hold office until their successors are appointed by the Board of Directors. There are no arrangements or understandings between any of the above-listed directors or officers, or any other persons, pursuant to which any of the directors have been selected as directors, or officers have been selected as officers.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors are compensated at the rate of $1,000 per meeting attended inclusive of expenses. In August 1994, the Company granted options to acquire 20,000 shares of Common Stock to each of the directors of the Company other than Mr. Huzjak and Mr. Schopp under the Company's Non-Qualified Stock Option Plan with an exercise price of $5.50 per share. In September 1995, Mr. Mann was granted options to acquire 20,000 shares of Common Stock with an exercise price of $13.00 per share. In August 1997, Mr. Mann's options were amended to lower the option price to $7.25 per share. In December 1997, Mr. Hart was granted options to acquire 20,000 shares of Common Stock with an exercise price of $9.00 per share. See "Stock Option Plans". The options granted to directors vest evenly over a four-year period.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors has established a Compensation Committee which makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company. See "Report by the Compensation Committee on Executive Compensation." The Compensation Committee is currently composed of Mr. Geist, Mr. Mann (Chairman) and Mr. Carney. The Board of Directors also has an Audit Committee which reviews the results and scope of the audit and other accounting related services. The Audit Committee is currently composed of Mr. Geist, Mr. Mann and Mr. Hart (Chairman). Nominees for the Board of Directors are determined by the entire Board.

     For the year ended July 31, 1998, there were 5 meetings of the Board of Directors, 1 meeting of the Compensation Committee and 1 meeting of the Audit Committee. All directors attended 100 percent of the Company's Board meetings and meetings of Board committees on which they served, except for Mr. Hart who attended two of the three meetings of the Board since he became a Director.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation received for services rendered in all capacities to the Company for the years ended July 31, 1998, 1997, and 1996, by Mr. Huzjak and Mr. Schopp. No other executive officer's compensation exceeded $100,000 during the year ended July 31, 1998. No restricted stock awards, long-term incentive plan payouts or stock appreciation rights ("SARs") were granted to Mr. Huzjak or Mr. Schopp in such years.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                      -------------
                                                                ANNUAL COMPENSATION    SECURITIES
                                                       FISCAL   -------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                             YEAR     SALARY    BONUS(2)   STOCK OPTIONS
---------------------------                            ------   --------   --------   -------------
Thomas J. Huzjak.....................................   1998    $240,000   $15,000            --
  Chairman of the Board                                 1997    $195,000        --        36,000
  and Chief Executive Officer                           1996    $175,000        --       100,000
Alvyn A. Schopp......................................   1998    $158,625   $15,000            --
  Chief Financial Officer                               1997    $143,750        --        32,000
                                                        1996    $113,000        --        75,000

---------------

(1) With respect to each of the individuals named in the Summary Compensation Table, the aggregate amount of perquisites and other personal benefits received did not exceed the lessor of either $50,000 or 10% of the total of annual salary and bonus reported for such individual.

(2) Bonuses, if applicable, were paid pursuant to the Management Incentive Programs described below under "Management Incentive Programs".

OPTION GRANTS IN THE LAST FISCAL YEAR.

     No stock options were granted to executive officers during the fiscal year ended July 31, 1998.

     The following table provides information as to the aggregate dollar value of unexercised stock options held by Mr. Huzjak and Mr. Schopp at July 31, 1998. No stock options were exercised by Mr. Huzjak and or Mr. Schopp during fiscal 1998.

                         FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                   OPTIONS AT FISCAL              OPTIONS AT FISCAL
                                                      YEAR END(#)                 YEAR-END($)(1)(2)
                                              ----------------------------   ----------------------------
NAME                                          EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                          ------------   -------------   ------------   -------------
Thomas J. Huzjak............................    184,010         93,250         $528,360        $98,375
Alvyn A. Schopp.............................    144,250         77,750         $393,500        $86,750

---------------

(1) Represents the fair market value of the Common Stock based upon the closing price per share as quoted on Nasdaq on July 31, 1998 ($8.00 per share), less the option exercise price.

(2) Amounts reflect the August 11, 1997 re-pricing of certain stock options. See "Stock Option Plans".

MANAGEMENT INCENTIVE PROGRAMS

     In October 1998, the Board adopted the 1998 Management Incentive Program (covering fiscal year 1999) by readopting the basic terms as the prior year Management Incentive Program with new performance targets.

     In September 1997, the Board adopted the 1997 Management Incentive Program (covering fiscal year 1998) which provided that certain employees of the Company will be rewarded for achieving specific individual and Company objectives. The 1997 Management Incentive Program rewarded individuals for Company performance targets based on revenue and earnings before interest and taxes (subject to adjustments for extraordinary events).

     In August 1996, the Board adopted the 1996 Management Incentive Program (covering fiscal year 1997) which provided that certain employees of the Company would be rewarded for achieving specific individual and Company objectives. The 1996 Management Incentive Program was designed to reward individuals for Company performance targets based on total revenue, new revenue, and earnings before interest and taxes.

STOCK OPTION PLANS

     The Company's 1993 Incentive Stock Option Plan, adopted by the Company on May 1, 1993 (the "ISO Plan"), and the Company's 1991 Incentive Stock Option Plan, adopted by the Company on January 10, 1991, provide that options for Common Stock may be granted to such key employees, including officers and directors who are also employees, of the Company or its subsidiaries who the Board of Directors deems to be important to the future of the Company or its subsidiaries. The Company's Non-Qualified Stock Option Plan (the "NQSO Plan") adopted by the Company on January 10, 1991, provides that options for Common Stock may be granted to eligible employees, officers and directors of the Company or its subsidiaries. The period for which an option is granted under all three plans may not exceed ten years from the date of the grant. In general, an optionee may not exercise any part of an option granted under the two incentive plans unless the optionee has been in the continuous employment of the Company or a subsidiary at all times from the date of the grant until the date three months prior to the date of exercise. The option price per share is determined by the Board of Directors at the time an option is granted and cannot be less than 100 percent of the fair market value of Common Stock on the date of grant.

     On July 24, 1997, the Board amended the ISO Plan and the NQSO Plan to provide that the Compensation Committee may amend certain outstanding options with an exercise price in excess of the current market price in order to modify the exercise price to the current market price or greater. On August 11, 1997, the Compensation Committee re-priced the exercise price to $7.25 per share for certain outstanding options under the ISO Plan and NQSO Plan having an exercise price equal to or greater than $7.50 prior to such re-pricing. This re-pricing affected 725,500 options under the ISO Plan and 48,000 options under the NQSO Plan.

     The Board of Directors may amend these plans at any time but may not, without shareholder approval, adopt any amendment that would (i) materially increase the benefits accruing to participants, (ii) materially modify the eligibility requirements, or (iii) increase the maximum number of shares which may be issued under each plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following non-employee directors served as members of the Compensation Committee for the year ended July 31, 1998: Messrs. Geist, Mann and Carney. The members of the Company's Compensation Committee have no interlocking relationships as defined by SEC rules and regulations.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive Compensation Policies. The Compensation Committee recognizes that the success of the Company including its ability to expand its service offerings and its markets and to maintain its existing contracts and customer relationships is dependent on the performance of its employees. The Company's employees are its primary asset. As a result, the Compensation Committee has adopted the following executive compensation policies:

          The Company's executive compensation policies should balance the long-term and short-term goals of the Company. They should encourage growth and yet reward current profitability.

          Base salaries should be at or close to market but salaries should be enhanced by bonus plans and stock option incentives to provide opportunities for above market compensation to retain employees key to the Company's success.

          Cash bonus plans should be designed to provide incentives to meet or exceed Company goals, should reward both group and individual performances, and should be flexible in their design and application.

          Stock options should be awarded to reward performance and to align executives interests with those of shareholders.

     The Compensation Committee believes its executive compensation program effectively serves the interests of shareholders by allowing the Company to attract and retain talented executive personnel who have incentives to perform at the highest levels.

     CEO Compensation. Thomas J. Huzjak has served as the Company's Chief Executive Officer since August 1994. Prior thereto he was President and Chief Operating Officer. In fiscal 1998, Mr. Huzjak received a base salary of $240,000 in recognition of his duties. In accordance with the 1997 Management Incentive Program, Mr. Huzjak was eligible to receive a bonus based upon performance targets for revenue and earnings before income taxes (subject to adjustments for extraordinary events). Mr. Huzjak received a bonus under the 1997 Management Incentive Program that was less than the maximum that could have been received had the targets been fully achieved. The Committee recommended that no additional stock options be granted to Mr. Huzjak at this time. For fiscal 1999, Mr. Huzjak will receive a base salary of $240,000. The Committee will continue to review all aspects of Mr. Huzjak's compensation annually to establish goals for the ensuing fiscal year against which his performance and adjustments in compensation will be evaluated. For fiscal 1999, Mr. Huzjak has again been given the opportunity to receive a bonus based upon performance targets.

     The foregoing report has been prepared by the Company's Compensation Committee.

                                            James L. Mann (Chairman)
                                            Robert A. Geist
                                            Daniel M. Carney

COMPANY PERFORMANCE

     The following line graph presents the cumulative total yearly shareholder return for the Common Stock since November 8, 1994, the date of the Company's initial public offering, compared with the NASDAQ Market Index and the NASDAQ Telecommunications Stock Index. The graph assumes that $100 was invested on November 8, 1994, and that all dividends were reinvested.

                            STOCK PRICE PERFORMANCE

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     T-NETIX, INC., NASDAQ MARKET INDEX AND
                     NASDAQ TELECOMMUNICATIONS STOCK INDEX

                          TOTAL RETURN TO STOCKHOLDERS
                 (ASSUMES $100 INVESTMENT ON NOVEMBER 8, 1994)

                                                                         NASDAQ            NASDAQ
               MEASUREMENT PERIOD                     T-NETIX,         TELECOMM.         COMPOSITE
             (FISCAL YEAR COVERED)                      INC.             INDEX              (US)
11/8/94                                                     100.00            100.00            100.00
7/31/95                                                     131.58            119.59            130.44
7/31/96                                                      92.11            120.84            140.79
7/31/97                                                      84.21            160.39            207.65
7/31/98                                                      84.21            261.11            243.95

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Any transactions between the Company and its officers, directors, employees and affiliates that are outside the scope of the Company's employment relationship with such persons will be subject to the approval of a majority of the disinterested members of the Board of Directors based upon a determination that the terms are at least as favorable to the Company as those that could be obtained from unrelated parties.

   PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP has served as the Company's accountant for the years ended July 31, 1998, 1997 and 1996. At the Annual Meeting, shareholders will be asked to ratify the appointment of KPMG Peat Marwick LLP as the Company's accountant for the fiscal year ending July 31, 1999. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

     The Board of Directors recommends that shareholders vote for ratification of the selection of KPMG Peat Marwick LLP as the Company's accountants for fiscal 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than 10 percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by SEC regulations to furnish the Company with copies of these reports.

     Based solely on a review of the copies of such reports furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10 percent beneficial owners during the year ended July 31, 1998, were complied with.

                              FINANCIAL STATEMENTS

     An annual report, including consolidated financial statements of the Company prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record and is enclosed herewith. THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO JOHN GIANNAULA, CORPORATE SECRETARY, 67 INVERNESS DRIVE EAST, SUITE 100, ENGLEWOOD, COLORADO 80112.

                            SHAREHOLDERS' PROPOSALS

     It is expected that the 1999 Annual Meeting of Shareholders of the Company will be held on December 9, 1999. Any proposals intended to be presented at the 1999 Annual Meeting must be received at the Company's offices on or before July 5, 1999, in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting.

                                 OTHER MATTERS

     The Annual Meeting is called for the purposes set forth in this notice. Management is not aware of any other matter that will come before the meeting. However, if any other business should come before the meeting, your Proxy, if signed and returned, will give to the persons designated in it discretionary authority to vote according to their best judgment. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy in accordance with the recommendations of management.

                                            By Order of the Board of Directors

                                            John Giannaula
                                            Corporate Secretary

Date: November 10, 1998

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PROXY
                                 T-NETIX, INC.
                    SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 10, 1998

   The undersigned holder of common stock of T-NETIX, Inc., a Colorado corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders dated November 10, 1998, and, revoking any proxy heretofore given, hereby appoints Thomas J. Huzjak and Alvyn A. Schopp, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of November 2, 1998, at the Annual Meeting of Shareholders of the Company to be held at 67 Inverness Drive East, Suite 100, Englewood, Colorado, on December 10, 1998, at 10:00 a.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

(1) To elect as director the nominee listed below.
    [ ] FOR THE nominees listed below (except as marked to the contrary).
    [ ] WITHHOLD AUTHORITY to vote for the nominees listed below.
    Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR THE INDIVIDUAL NOMINEE,
                 STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:
                                 James L. Mann
                                Daniel M. Carney
                                Robert A. Geist

(2) To ratify the selection of KPMG Peat Marwick as the Company's public accountants for the year ended July 31, 1999.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

(3) In their discretion, the proxy holders are authorized to vote upon such other business as may be properly presented at the meeting or matters incidental to the conduct of the meeting.
                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

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

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THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE
REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

   WITNESS my hand this ______ day of  ____________ , 1998.

                                                 (Please sign exactly as name
                                                 appears hereon. When signing as
                                                 attorney, executor,
                                                 administrator, trustee or
                                                 guardian, give full title as
                                                 such. If a corporation, please
                                                 affix corporate seal. If a
                                                 partnership, please sign in
                                                 partnership name by authorized
                                                 persons. If joint tenants, each
                                                 joint tenant should sign.)

                                                 -------------------------------

                                                 -------------------------------
                                                   Signature of Shareholder(s)

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

I/WE DO ____ DO NOT ____ EXPECT TO ATTEND THIS MEETING.

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